UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700 N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	FL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 22, 2025, Foot Locker, Inc., a New York corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider and vote on certain proposals related to the Agreement and Plan of Merger, dated as of May 15, 2025 (the “Merger Agreement”),  by and among the Company, DICK’S Sporting Goods, Inc., a Delaware corporation (“DICK’S”), and RJS Sub LLC, a New York limited liability company and a wholly owned subsidiary of DICK’S (“Merger Sub”). The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of DICK’S.

As of the close of business on July 7, 2025, the record date for the Special Meeting (the “Record Date”), there were 95,444,721 issued and outstanding shares of Foot Locker common stock, par value $0.01 per share (“Common Stock”), entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 73,092,401 shares of Common Stock, representing 76.58% of the shares of Common Stock entitled to vote at the Special Meeting, were represented in person or by proxy, constituting a quorum.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement, pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Foot Locker with Foot Locker continuing as the surviving entity and a wholly owned subsidiary of DICK’S (the “Merger Agreement Proposal”);

2.	A proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Foot Locker’s named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Compensation Proposal”); and

3.	A proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

The definitive proxy statement/prospectus related to the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 11, 2025 contains more information about the proposals considered at the Special Meeting.

Based on the final, certified voting report provided by the independent inspector of elections, the Company’s shareholders approved all proposals considered at the Special Meeting. The number of votes cast for each proposal voted upon at the Special Meeting are set forth below:

Proposal 1 - The Merger Agreement Proposal

Votes For	Votes Against	Abstentions
67,070,387	144,939	5,877,075

Proposal 2 – The Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
63,600,530	9,259,520	232,351

Proposal 3 - The Adjournment Proposal

Votes For	Votes Against	Abstentions
64,468,214	8,549,479	74,708

No other business properly came before the Special Meeting. Completion of the Merger remains subject to the satisfaction or waiver of customary closing conditions, including the receipt of required regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025

Foot Locker, Inc.

By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Executive Vice President and General Counsel